HARRIS & HARRIS GROUP, INC.
                       EMPLOYEE PROFIT SHARING PLAN



                              Purpose of Plan

              The purpose of this Plan is to provide a special incentive for designated employees ("Participants") of Harris & Harris Group, Inc. (the "Company") to increase the future profits of the Company, by allowing the Participants to share in the historical after-tax profits of the Company as set forth herein.


                                 SECTION 1.

                                Definitions

              As used herein, unless otherwise required by the context, the following terms shall have these meanings:

              "Award Percentage" shall mean, with respect to Charles E. Harris, 13.790%; with respect to Mel P. Melsheimer, 4.233%; with respect to Rachel M. Pernia, 1.524%; with respect to Julie A. Kim, 0.381% and with respect to Jacqueline M. Matthews 0.072%.

              "Award" shall mean an award made or due to a Participant pursuant to the provisions of the Plan.

              "Capped Qualifying Income" for a Capped Participant for a particular year shall mean the net income after taxes of the Company as reflected in the tax returns of the Company for such year less the modified nonqualifying gain, if any. Modified nonqualifying gain is intended to reduce Qualifying Income by the portion of net after-tax realized gain allocable to increases in value after the time such person becomes a Capped Participant as well as by the amount of nonqualifying gain, and shall be so interpreted. The modified nonqualifying gain shall be the excess of (1) the sum, on a first-in first-out basis, of (a) the gain (net of costs of disposition) on the sale or other disposition of all or any portion of any portfolio investment position held by the Company on September 30, 1997 plus
(b) such net gain with respect to all or any portion of any portfolio

                                  1

investment position acquired by the Company after September 30, 1997 and held on the date such person becomes a Capped Participant plus (c) such net gain with respect to all or any portion of any portfolio investment position acquired by the Company after the date such person becomes a Capped Participant less (2) the portion of the gain on assets in item 1(a) above attributable to sale proceeds in excess of the Fair Market Value of such position or portion thereof as of September 30, 1997 and not in excess of such Fair Market Value as of the end of the quarter ending on or prior the date such person became a Capped Participant and the portion of the gain on assets in item 1(b) above attributable to sale proceeds not in excess of the Fair Market Value of such position or portion thereof as of the end of the quarter ending on or prior to the date such person became a Capped Participant, less (3)(a) the amount of taxes attributable to the portion of the gain on assets in item 1(a) above attributable to sale proceeds not in excess of the Fair Market Value of such position or portion thereof as of September 30, 1997 and to the portion of such gain attributable to sale proceeds in excess of the Fair Market Value as of the end of the quarter ending on or prior to the date such person became a Capped Participant, (b) the amount of taxes attributable to the portion of the gain on assets in item 1(b) above attributable to sale proceeds in excess of the Fair Market Value as of the end of the quarter ending on or prior to the date such person became a Capped Participant and (c) the amount of taxes attributable to the gain on assets in item 1(c) above, less (4) an amount equal to the expenses of the Company (other than taxes and expenses of sale) multiplied by a fraction the numerator of which is the amount calculated pursuant to items (1) through (2) above and the denominator of which is the aggregate gross income of the Company for such year before expenses and taxes of any sort.

              "Capped Participant" shall mean a person whose full participation in Qualifying Income has been terminated pursuant to this Plan.

              "Company" shall mean Harris & Harris Group, Inc., a New York corporation.

              "Fair Market Value" shall mean, with respect to any asset of the Company, the value thereof most recently determined by or under direction of the Board.

               "Board" or "Board of Directors" shall mean the board of directors of the Company.

              "Committee" shall mean the Compensation Committee of the Board. All references to the Board contained herein (other than for purposes of the

                                    2

definition of Fair market Value [and for purposes of Section 4 hereof]) shall be deemed to refer to such Committee, for so long as the Board delegates the administration of the Plan to the Committee. (1)

              "Full Participant" shall mean, until such person shall become a Capped Participant, each of the following individuals: Charles E. Harris, Mel
P. Melsheimer, Rachel M. Pernia, Julie A. Kim and Jacqueline M. Matthews.

              "Participant" shall mean each Full Participant, each Capped Participant and any additional person named by the Board to be a participant.

              "Plan" shall mean the Harris & Harris Group, Inc. Employee Profit Sharing Plan, as amended from time to time.

              "Qualifying Income" shall mean the net income after taxes of the Company for a particular year as reflected in the tax returns of the Company for such year less the nonqualifying gain, if any. Nonqualifying gain is intended to reduce Qualifying Income by the portion of net after-tax realized gain allocable to value as of September 30, 1997, and shall be so interpreted. The nonqualifying gain shall be the excess of (1) the gain (net of the costs of disposition) on the sale or other disposition, on a first-in first-out basis, of all or any portion of any portfolio investment position held by the Company on September 30, 1997 less (2) the portion of such gain attributable to sale proceeds in excess of the Fair Market Value of such position or portion thereof as of September 30, 1997, less (3) the amount of taxes attributable to the portion of such gain attributable to sale proceeds not in excess of the Fair Market Value of such position or portion thereof as of September 30, 1997, less (4) an amount equal to the expenses of the Company for such year (other than taxes and expenses of sales) multiplied by a fraction the numerator of which is the amount calculated pursuant to items (1) through (2) above and the denominator of which is the aggregate gross income of the Company for such year before expenses and taxes of any sort.


[FN]
(1) We will need to make the Committee good for Code Section 162(m) purposes and obtain shareholder approval, if the Company is publicly traded and if we wish Awards to qualify for the 162(m) exemption.

                                   3

                               SECTION 2.

                 Amount of Award; Payment of Award

              As soon as practicable following the end of each Plan Year, the Board shall determine whether, and if so, how much, Qualifying Income exists with respect to such Plan Year and whether, and if so, how much, Capped Qualifying Income exists with respect to any Capped Participant. The Board shall make a provisional determination, based on accruals provided by management, within 45 days after the end of each Plan Year.

              Not later than 60 days after the end of each Plan Year the Company shall pay (1) to each Full Participant an Award in an amount equal to the product of (a) 90% of the estimated Qualifying Income for such Plan
Year, multiplied by (b) such Full Participant's Award Percentage and (2) to each Capped Participant an Award in an amount equal to the product of (a) 90% of the estimated Capped Qualifying Income for such Plan Year, multiplied by (b) such Capped Participant's Award Percentage. Not later than 45 days after filing of the Company's federal tax returns the Board shall finalize the foregoing determinations and pay any excess to the appropriate Participants.
Any portion of the maximum amount authorized to be paid under this Plan that is not required for the foregoing payments may be paid to any or all of the Participants in such manner as the Board determines. Upon the termination of employment of any Full Participant for any reason other than termination by the Company for cause such Full Participant shall become a Capped Participant. If the Board terminates the employment of any Participant for cause, the participation of such former employee shall terminate and any Awards not yet earned shall automatically be forfeited.

              Notwithstanding any other provision of the Plan, in no event shall the aggregate amount of all Awards payable for any Plan Year be greater than twenty percent (20%) of the Company's Qualifying Income. In the event that any portion of any Award may not be paid pursuant to the limitation set forth in the preceding sentence (a "prohibited payment"), each Participant's Award for such Plan Year shall be reduced, pro-rata, by the minimum amount necessary to allow the aggregate Awards for such fiscal year not to constitute a prohibited payment. If such a reduction is necessary, each Participant shall unconditionally forfeit the amount of any reduction made pursuant to this paragraph.

                                  4

                               SECTION 3.

                             Administration

                The Plan shall be administered by the Compensation Committee of the Board, with decisions taken in accordance with its normal procedures. Members of such Committee shall not be liable for any acts or omissions to act in the administration of the Plan.

               A secretary selected by the Committee shall keep full and accurate minutes of all meetings and records of the actions of the Committee, and these minutes and records shall be at all times open to inspection by the members of the Board of Directors. The Secretary shall periodically transmit to the Board certified copies of any statements or schedules prepared in connection with the administration of the Plan.


                               SECTION 4.

             Amendment, Termination or Modification of the Plan

              The Plan may be modified or amended from time to time or terminated by the Board and the Board may name additional persons to participate in the Plan; provided, however, that no such amendment, modification or termination of the Plan or naming of any additional participant shall adversely affect any Participant that has not consented to, such amendment, modification or termination.


                               Section 5.

                           General Provisions.

              Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

              Nontransferability. Awards not yet earned shall not be transferable in any circumstances. Awards earned but not yet paid shall not be transferable by a Participant except by will or the laws of descent and distribution.

              No Right To Continued Employment. Nothing in the Plan or in any Award granted or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

                                    5

              Withholding Taxes. Where a Participant or other person is entitled to receive a cash payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

              Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

              Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

              Effective Date. The Plan shall be effective on January 1, 1998; provided that all options theretofore granted by the Company shall have been exercised or cancelled.

              Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

                                  6